                                                                 Exhibit 10.5

                            EXACT LABORATORIES, INC.

                       Restricted Stock Purchase Agreement

         AGREEMENT, dated as of this 11th day of February, 1998 by and between Stanley N. Lapidus (the "Purchaser") and Exact Laboratories, Inc. (the "Company"), a Delaware corporation.

         1. SALE. The Company hereby sells and issues to the Purchaser 35,000 shares (the "Shares") of Common Stock, $.01 par value, of the Company, for a purchase price of $0.40 per share (the "Purchase Price"), to be paid in cash or by check payable to the order of the Company. This sale is made pursuant and subject to the following terms and conditions.

         2. RECEIPT OF PURCHASE PRICE AND SHARES. The Company hereby acknowledges receipt of $14,000.00, the aggregate purchase price for the Shares, in accordance with Section 1. The Purchaser hereby acknowledges receipt of a stock certificate representing the Shares.

         3. COMPANY PURCHASE OPTION.

                  3.1 OPTION TO THE COMPANY TO PURCHASE THE SHARES. The Purchaser hereby grants to the Company an irrevocable right and option (the "Purchase Option") to purchase all or any portion of the Shares on the terms and conditions set forth in this Agreement.

         At any time within (90) ninety days after the Purchaser ceases to be an employee of the Company or a subsidiary of the Company, subject to the provisions of Section 3.2 in the event of a Termination Without Cause (as defined in Section 3.2.2) or a Business Event (as defined in Section 3.2.1(iii)), the Company shall have the right to exercise the Purchase Option and to purchase from the Purchaser (or her estate, it being understood that Shares released from the Purchase Option under this Agreement shall pass upon the Purchaser's death to the Purchaser's estate), for an amount per Share equal to the Purchase Price (the "Option Price"), up to the number of Shares specified in the following table:


         IF CESSATION OF EMPLOYMENT OCCURS                    % OF SHARES SUBJECT TO PURCHASE OPTION
         Before January 6, 1999                                                   100%

         On January 6, 1999                                                       80%

         On the 6th day of each calendar month
         beginning February 6, 1999 an
         additional 583.33 Shares shall be
         released from the Purchase Option.

         On or after January 6, 2003.                                             None

                  3.2.1    EARLY TERMINATION OF PURCHASE OPTION.

                           Notwithstanding the foregoing, in the event the
Purchaser continues to be employed by the Company on the earlier to occur of the following events prior to January 6, 2003, the Purchase Option shall immediately expire and the Company shall have no further right and option to repurchase all or any portion of the Shares:

         (i) the Termination Without Cause (as defined below) of the Purchaser;

         (ii) the Purchaser suffers a substantial diminution in job responsibility following a Business Event;

         (iii) the Company moves the Purchaser's place of employment more than 60 miles from the Company's office location (immediately prior to the Business Event) following a Business Event. For purposes of this Agreement, each of the following shall be referred to as a "Business Event": the closing of (A) the sale by the Company of all or substantially all of its assets, (B) the sale or exchange in a single transaction, or a series of related transactions, of shares of capital stock of the Company representing at least a majority of the issued and outstanding shares of capital stock of the Company (measured on the basis of voting power), or (C) the merger or consolidation of the Company with or into another entity in a transaction where the shares of the Company's capital stock outstanding immediately prior to the closing of such merger or consolidation represent or are converted into or exchanged for shares that represent less than a majority of the shares of capital stock of the resulting or surviving entity outstanding immediately after the closing of such merger or consolidation.

                  3.2.2 For purposes of this Agreement, "Termination Without Cause" shall mean any termination of the Purchaser's employment by the Company without cause or for cause other than (A) the Employee's gross negligence in the performance of her duties as an employee and officer of the Company (as determined by a majority of the directors of the Company) or (B) criminal misconduct by the Purchaser in connection with the performance of her duties as an employee and officer of the Company.

                  3.3 EXERCISE OF OPTION. The Purchase Option shall be exercised by written notice delivered or mailed by the Company to the Purchaser (or her estate), accompanied by payment by check for the Option Price for the Shares being repurchased.

                  3.4 DELIVERY OF REPURCHASED SHARES. The Purchaser agrees that she (or her executors or administrators or other legal representative, as the case may be) shall promptly deliver to the Company, at the Company's principal office, certificates for any Shares which are repurchased by the Company pursuant to this Section 3, and that such certificates shall be duly endorsed in blank for transfer to the Company; provided, however, that if the Purchaser fails to deliver such certificates to the Company on or before the fifth day following delivery to the Purchaser by the Company of the notice and payment required by subsection 3.3, the Shares repurchased shall be deemed to be transferred to the Company on such date, and all rights of the Purchaser with respect to such Shares shall thereupon cease.

                  3.5 SHARES NOT REPURCHASED. In the event the Company declines in writing to repurchase any or all of the Shares or does not exercise its option for repurchase as provided herein, the Shares shall remain the property of the Purchaser.

         4. ADDITIONAL SHARES. If, from time to time during the term of the Purchase Option, there is any stock dividend or liquidating dividend of cash and/or property, stock split, subdivision, or other change in the character or amount of any of the outstanding Common Stock of the Company, then in such event any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of her ownership of the Shares shall be immediately subject to the Purchase Option and be included in the term "Shares" for all purposes of the Purchase Option with the same force and effect as the Shares presently subject thereto. After each such event, the Option Price per share upon exercise of the Purchase Option shall be appropriately adjusted and the number of shares which are released periodically from the Purchase Option shall be appropriately adjusted.

         5. INVESTMENT REPRESENTATIONS. The Purchaser represents, warrants and covenants that:

                           (i) The Purchaser is repurchasing the Shares for her
                  own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                           (ii) The Purchaser is aware of the Company's business
                  affairs and financial condition, and has had such opportunity as she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Purchaser to evaluate the merits and risks of her investment in the Company.

                           (iii) The Purchaser can afford a complete loss of the
                  value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

                           (iv) The Purchaser has sufficient experience in
                  business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

                           (v) The Purchaser understands that: (A) the Shares
                  will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 and/or Rule 701 under the Securities Act; (B) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 or otherwise will not be available for at least two years and even then may not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is available to the public, and other terms and conditions of Rule 144 are complied with, and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

         6. LEGENDS.

                  6.1 RESTRICTED STOCK AGREEMENT LEGEND. All certificates representing shares which are subject to the Purchase Option shall have affixed thereto a legend substantially in the following form:

                  "The securities represented by this certificate are subject to certain restrictions on transfer and to certain rights of the Company to purchase such securities as set forth in a Restricted Stock Purchase Agreement between the corporation and the registered holder (or his/her predecessor in interest), a copy of which is available for inspection without charge at the principal office of the corporation."

         7. RESTRICTIONS ON TRANSFER. Except as otherwise provided in this
Section 7, the Purchaser shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any of the Shares, or any interest therein, unless and until such Shares are no longer subject to the Company's Purchase Option. Notwithstanding the foregoing the Purchaser may transfer Shares by gift, provided that such Shares shall remain subject to this Agreement (including without limitation the Purchase Option and the restrictions on transfer set forth herein), and such permitted transferee shall, as a condition to such transfer, deliver to the company a written instrument confirming that such transferee shall be bounded by all of the terms and conditions of this Agreement.

         8. EFFECT OF PROHIBITED TRANSFER. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so transferred.

         9. RIGHT OF STOCKHOLDER. Subject to the provision of Sections 7 and 8 above, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares.

         10. LOCK-UP AGREEMENT. The Purchaser agrees that in connection with any underwritten public offering of Common Stock, commencing upon notice from the Company or the principal underwriter managing such public offering, the Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 270 days after the effectiveness of the Registration Statement filed in connection with such offering or such longer period of time as the Board of Directors may determine if all of the Company's directors and officers agree to be similarly bound. The obligation contained in this paragraph 10 shall survive the termination of this Agreement and shall remain in full force and effect for such time as the Board of Directors, in their discretion, may determine.

         11. REFUSAL RIGHTS.

                  11.1 EXERCISE OF RIGHT. If the Purchaser desires to sell all or any part of the shares acquired under this Agreement (including any securities received in respect thereof pursuant to recapitalizations and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Purchaser desires to accept, the Purchaser shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth his/her desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an option to purchase any or all of such shares specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Purchaser. If the Company elects to purchase any or all of such shares, it shall be obligated to purchase, and the Purchaser shall be obligated to sell to the Company, such shares at the price and terms indicated in the Bona Fide Offer within 60 days from the date of receipt by the Company of the Option Notice.

                  11.2 SALE OF OPTION SHARES TO OFFEROR. The Purchaser may sell, pursuant to the terms of the Bona Fide Offer, any or all of such shares not purchased or agreed to be purchased by the Company for 60 days after the expiration of the 30-day period during which the Company may give the aforesaid counter-notice; PROVIDED, HOWEVER, that the Purchaser shall not sell such shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Purchaser, within 30 days of its receipt of the Option Notice, stating that the Purchaser shall not sell his shares to the Offeror; and provided, further, that prior to the sale of such shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees not to become a competitor of the Company and further agrees to be subject to the restriction set forth in this Section 11. If any or all of such shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold shares shall remain subject to the terms of this
Section 11.

                  11.3 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE: If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares, or the like, the restrictions contained in this Section 11 shall apply with equal force to additional and/or substitute securities, if any, received by the Purchaser in exchange for, or by virtue of his or her ownership of, Shares.

                  11.4 FAILURE TO DELIVER OPTION SHARES: In the event the Purchaser fails or refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be sold to the Company pursuant to this Section 11, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, giving notice of such deposit to the Purchaser, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Purchaser. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Purchaser shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate delivered to the Purchaser reflecting the restrictions on transfer provided in this Section 11.

                  11.5 EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL: The refusal rights of the Company set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock for an aggregate public offering price of at least $5 million or more pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute, at which time the refusal rights set forth herein will automatically expire.

         12. FURTHER INSTRUMENTS AND ACTIONS. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         13. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, addressed to each other party hereto at his/her address hereinafter shown below her signature or at such other address as such party may designate by ten (10) days advance written notice to all other parties hereto.

         14. EMPLOYMENT STATUS. Nothing contained in this Agreement shall be construed as giving the Purchaser any right to continue employment with the Company.

         15. WITHHOLDING TAXES. The Purchaser acknowledges and agrees that any tax consequences of the purchase, exercise and sale of Shares will be borne by Purchaser and not by the Company and that the Company has the right to deduct from payments of any kind otherwise due to the Purchaser any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

         16. MISCELLANEOUS

                  16.1 ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

                  16.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to contracts entered into and performed in such state.

                  16.3 SUCCESSOR AND ASSIGNS. Except as otherwise expressly provided in this Agreement, the provisions hereto shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                  16.4 AMENDMENTS. The terms and provisions of this Agreement may not be modified or amended except in a writing executed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXACT LABORATORIES, INC.                    PURCHASER


By: /s/ Stanley N. Lapidus                  By: /s/ Stanley N. Lapidus
    ----------------------------                ------------------------------
    Stanley N. Lapidus                          Stanley N. Lapidus
    President

Address:  63 Great Road                     Address:  12 Old Evergreen Road
          Maynard, MA 01754                           Beford, NH 03110